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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                _______________


                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

New York                                                     13-5160382
(State of incorporation                                      (I.R.S. employer
if not a national bank)                                      identification no.)

48 Wall Street, New York, N.Y.                               10286
(Address of principal executive Offices)                     (Zip code)

                                _______________


                      Polytama International Finance B.V.
              (Exact name of obligor as specified in its charter)

The Netherlands                                              Not applicable
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

c/o MeesPierson Trust B.V.
Aert van Nesstraat 45
4th Floor
3012 CA Rotterdam,
The Netherlands
(Address of principal executive offices)                     (Zip code)

                                _______________

                            P. T. Polytama Propindo
              (Exact name of obligor as specified in its charter)

Republic of Indonesia                                        Not Applicable
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

MidPlaza 2 Building, 20th Floor
Jalan Jend. Sudirman Kav. 10-11
Jakata, Indonesia                                            10220
(Address of principal executive offices)                     (Zip code)

            11 1/4% Guaranteed Secured Notes Due 2007 (the "Notes")
                       (Title of the indenture securities)

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1.   General information. Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

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     Name                                                  Address
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
Superintendent of Banks of the State of           2 Rector Street, New York,
New York                                          N.Y. 10006, and Albany N.Y.
                                                  12203

Federal Reserve Bank of New York                  33 Liberty Plaza, New York,
                                                  N.Y. 10045

Federal Deposit Insurance Corporation             Washington, D.C. 20429

New York Clearing House Association               New York, New York 10005

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.
     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee.

     Common Stock: 15,137,118 shares.

4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     Not Applicable. The Trustee is not a trustee under another Indenture of this obligor.

5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Not Applicable. The Trustee does not have any interlocking directorates and similar relationships with the obligor or underwriters.



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6.    Voting securities of the trustee owned by the obligor or its officials, furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

      Not Applicable. The voting stock of the Trustee (The Bank of New York) is 100% held by The Bank of New York, Inc.

7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

      Not Applicable. The voting stock of the Trustee (The Bank of New York) is 100% held by The Bank of New York, Inc.

8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

      Not Applicable. The Trustee does not own or hold as collateral any securities of the obligor.

9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

      Not Applicable. The Trustee does not own or hold as collateral any securities of the obligor.

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge or the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

      Not Applicable. The Trustee does not own or hold as collateral any voting securities of certain affiliates or secured holders of the obligor, based upon public material available to the Trustee.



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11.  Ownership or holdings by the trustee of any securities of a person owning
     50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

     Not Applicable. The Trustee does not own or hold any securities of a person owning 50 percent or more of the voting securities of the obligor, based upon public material available to the Trustee.

12.  Indebtedness of the Obligor to the Trustee.

     Not Applicable. The obligor is not indebted to the Trustee and the Trustee is not a lender to the obligor. However, there are certain fees and expenses of the Trustee payable by the obligor with respect to the Trustee's default administration.

13.  Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          There is a default with respect to the Notes. The obligor and the guarantor failed to pay interest on the Notes which was due and payable on June 15, 1998. Under the terms of the Indenture pursuant to which the Notes were issued (the "Indenture"), the obligor and the guarantor had a 30-day grace period during which to make the interest payment after which time the failure to pay interest became an Event of Default as defined in the Indenture.

          The 30-day grace period expired on July 15, 1998. Accordingly, there is an Event of Default under Section 6.01(a) of the Indenture.

     (b)  Not Applicable.

14.  Affiliations with the Underwriters.

     Not Applicable. The Trustee is not affiliated with the Underwriters.

15.  Foreign Trustee.

     Not Applicable.




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16.  LIST OF EXHIBITS.

     EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.P.R. 229-10(d)

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to From T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee. The Bank of New York, a New York banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 27th day of July, 1998.

                                        THE BANK OF NEW YORK



                                        By: /s/ JOHN W. STEVENSON
                                            ------------------------------------
                                            Name:  JOHN W. STEVENSON
                                            Title: VICE PRESIDENT







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                                                                       Exhibit 7


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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                     of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                    Dollar Amounts
ASSETS                                                               in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
   currency and coin ......................................          $ 6,397,993
  Interest-bearing balances ...............................            1,138,362
Securities:
  Held-to-maturity securities .............................            1,062,074
  Available-for-sale securities ...........................            4,167,240
Federal funds sold and Securities pur-
  chased under agreements to resell .......................              391,650
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income ................................................           36,538,242
  LESS: Allowance for loan and
    lease losses ..........................................              631,725
  LESS: Allocated transfer risk
    reserve................................................                    0
  Loans and leases, net of unearned
    income, allowance, and reserve ........................           35,906,517
Assets held in trading accounts ...........................            2,145,149
Premises and fixed assets (including
  capitalized leases) .....................................              663,928
Other real estate owned ...................................               10,895
Investments in unconsolidated
  subsidiaries and associated
  companies ...............................................              237,991
Customers' liability to this bank on
  acceptances outstanding .................................              992,747
Intangible assets .........................................            1,072,517
Other assets ..............................................            1,643,173
                                                                     -----------
Total assets ..............................................          $55,830,236
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LIABILITIES
Deposits:
  In domestic offices .....................................          $24,849,054
  Noninterest-bearing .....................................           10,011,422
  Interest-bearing ........................................           14,837,632
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ........................           15,319,002
  Noninterest-bearing .....................................              707,820


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
  Interest-bearing ........................................           14,611,182
Federal funds purchased and Securities
  sold under agreements to repurchase .....................            1,906,066
Demand notes issued to the U.S. ...........................
  Treasury ................................................              215,985
Trading liabilities .......................................            1,591,288
Other borrowed money:
  With remaining maturity of one year
    or less ...............................................            1,991,119
  With remaining maturity of more than
    one year through three years ..........................                    0
  With remaining maturity of more than
    three years ...........................................               25,574
Bank's liability on acceptances exe-
  cuted and outstanding ...................................              998,145
Subordinated notes and debentures .........................            1,314,000
Other liabilities .........................................            2,421,281
                                                                     -----------
Total liabilities .........................................           50,631,514
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EQUITY CAPITAL
Common stock ..............................................            1,135,284
Surplus ...................................................              731,319
Undivided profits and capital
  reserves ................................................            3,328,050
Net unrealized holding gains
  (losses) on available-for-sale
  securities ..............................................               40,198
Cumulative foreign currency transla-
  tion adjustments ........................................             (36,129)
                                                                     -----------
Total equity capital ......................................            5,198,722
                                                                     -----------
Total liabilities and equity
  capital .................................................          $55,830,236
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


      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                 Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


      Thomas A. Renyi     |
      Alan R. Griffith    |   Directors
      J. Carter Bacot     |




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